SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549
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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Date of report (Date of earliest event reported): MAY 3, 1996



BOSTON SCIENTIFIC CORPORATION
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(Exact name of registrant as specified in charter)

Commission file number:  1-11083


DELAWARE					 04-2695240
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(State or other				        (IRS employer
jurisdiction of				         identification no.)
incorporation)



One Boston Scientific Place, Natick, Massachusetts	01760-1537
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(Address of principal executive offices) (Zip code)



Registrant's telephone number, including area code:	(508) 650-8000
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ITEM 5.	OTHER EVENTS

	On May 3, 1996, Boston Scientific Corporation ("Boston Scientific") acquired substantially all of the assets and certain liabilities of MinTec, Inc., an exempted company organized under the laws of the Turks and Caicos and headquartered in the Bahamas
("MinTec"), and substantially all of the assets and certain liabilities of the following affiliates of MinTec: MinTec (U.K.) Inc., an exempted company organized under the laws of Turks and Caicos ("MU"), MinTec Sarl, a corporation organized under the laws of France
("MF"), Endotech Ltd., a corporation organization organized under laws of the Bahamas ("EB"), MinTec Italia Srl, a corporation organized under the laws of Italy ("MI"), and Endotech Limited, a corporation organized under the laws of Guernsey ("Endotech", and together with MinTec, MU, MF, EB and MI, (the "Sellers"). The aggregate purchase price was approximately $70 million in cash. The Sellers were engaged in the business of designing, manufacturing and distributing stents, endoluminal grafts and stent grafts, stent delivery systems and other related medical devices.

	A copy of Boston Scientific's press release announcing the acquisition is filed as Exhibit 99.1 hereto and is incorporated by reference herein.


ITEM 7.	        FINANCIAL STATEMENTS, PRO FORMA
                FINANCIAL INFORMATION AND EXHIBITS

		Exhibit Number	        Description
		-------------------	--------------

			99.1		Press Release of Boston Scientific
                                        Corporation, dated May 3, 1996


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	SIGNATURES


	Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   May 16, 1996      By:	     /s/  Lawrence C. Best
                             	     ----------------------------
                         	Name:    Lawrence C. Best
                         	Title:   Senior Vice President -
                         	         Finance and Administration
                                	  and Chief Financial Officer